Greektown Superholdings, Inc. 8-K
Exhibit 99.1

FOR IMMEDIATE RELEASE
March 30, 2012

Greektown Superholdings, Inc. Reports Fourth Quarter and Full Year 2011 Financial Results

DETROIT, March 30, 2012 – Greektown Superholdings, Inc. (“Greektown” or the “company”) today reported financial results for its fourth quarter and full year ended December 31, 2011.

Net revenues for the quarter ended December 31, 2011 were $83.9 million, compared to $80.1 million for the same quarter of 2010, an increase of 4.7%. Net loss for the fourth quarter improved to $5.9 million compared to $9.6 million a year ago. EBITDA(1) decreased to $18.8 million for the fourth quarter of 2011 from $19.9 million in the same quarter of 2010. Fourth quarter 2010 EBITDA and net loss included $3.4 million of pre-tax income related to a property tax settlement agreement which retroactively reduced the company’s property tax basis.

Net revenues for the year ended December 31, 2011 were $333.4 million, and net loss was $24.9 million. EBITDA for the year ended December 31, 2011 was $74.2 million.

“We are encouraged that our renovation efforts, as well as other initiatives, are growing our business,” said Michael Puggi, president and chief executive officer of Greektown. “Despite a significant portion of the casino being affected by construction through the first half of December, we were able to increase fourth quarter revenues over the prior year and improve our operating performance. In addition, we are pleased with our guests’ enthusiastic response to the changes we’ve made. Of these changes, one of the most significant has been the opening of Asteria, a bar/lounge and entertainment facility that was completed on December 19th.”

“The projects completed in 2011 were important first steps in revitalizing Greektown, and provide our guests with an enhanced gaming experience,” said Puggi. “In 2012, we are focused on expanding our appeal through higher levels of service, a broader range of amenities, and improved access to our property.”

 Cash and cash equivalents increased to $50.8 million at December 31, 2011, compared to $30.2 million a year ago. The increase was primarily due to proceeds received from the previously announced sale of land to Wayne County, Michigan, during the third quarter of 2011, as well as operating results for the year. The company did not borrow against its $30.0 million revolving loan agreement during the fourth quarter.

The company’s capital expenditures for the year ended December 31, 2011 were $15.7 million, including spending related to the completion of numerous renovations, such as the Super Pit table games area, The Fringe video poker and sports bar, the new first floor promotions area, cage, and club booth, the new Asteria bar/lounge, and the new valet parking facility.

For the year ending December 31, 2012, capital expenditures are projected to be approximately $44.0 million, including $26.0 million related to our new valet parking facility. The amount and nature of our projected 2012 capital expenditures are subject to obtaining the required financing and regulatory approvals.

(1) EBITDA (earnings before interest, taxes, depreciation and amortization) is a measurement not in accordance with Generally Accepted Accounting Principles (GAAP) but is commonly used in the gaming industry as a measure of performance and as a basis for valuation of gaming companies. Reconciliation of net (loss) income to EBITDA is attached to this release. EBITDA is a supplemental financial measure used by management, as well as industry analysts, to evaluate our operations. However, EBITDA should not be construed as an alternative to income from operations (as an indicator of our operating performance) or to cash flows from operating activities (as a measure of liquidity) as determined in accordance with GAAP. All companies do not calculate EBITDA in the same manner. As a result, the Company’s EBITDA may not be comparable to similarly titled measures presented by other companies.
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About Greektown Superholdings, Inc.
Greektown Superholdings, Inc. operates, through its subsidiaries, the Greektown Casino-Hotel. Located in the heart of Detroit’s Greektown Dining and Entertainment District, Greektown Casino-Hotel opened on November 10, 2000. Greektown Casino-Hotel offers such amenities as the International Buffet, Eclipz Lounge, Shotz Sports Bar & Grill, Bistro 555 and a VIP lounge for players. Greektown Casino-Hotel opened its 400-room hotel tower in February 2009 and recently became the first Michigan casino to debut a smartphone application. For more information, visit greektowncasinohotel.com.

Safe Harbor Statement
Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about capitalization and performance of Greektown. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “anticipate,” “expect,” “will,” “continue,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or documents filed with the Securities and Exchange Commission are subject to known and unknown risks, uncertainties and contingencies. Many of these risks, uncertainties and contingencies are beyond Greektown’s control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Any forward-looking statements in this release speak only as of the date of this release, and Greektown undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Media Contact:
Greektown Superholdings, Inc.
Lloryn Love
313-223-2999, ext. 5455
llove@greektowncasino.com

Investor Contact:
Greektown Superholdings, Inc.
Glen Tomaszewski
Senior Vice President and Chief Financial Officer
313-223-2999, ext. 5458
gtomaszewski@greektowncasino.com

Greektown Superholdings, Inc.
Consolidated Statements of Operations (unaudited)
(In thousands, except share and per share data)

	Successor (1)				Predecessor (1)
	Year Ended December 31,	Three Months Ended December 31,	Three Months Ended December 31,	Six Months Ended December 31,	Six Months Ended June 30,
	2011	2011	2010	2010	2010
Revenues
Casino	$347,396	$87,293	$80,968	$168,061	$177,429
Food and beverage	23,158	5,923	5,264	11,164	11,924
Hotel	11,004	2,764	2,106	4,675	4,628
Other	4,763	1,209	1,302	2,593	2,482
Gross revenues	386,321	97,189	89,640	186,493	196,463
Less promotional allowances	52,949	13,250	9,522	21,757	23,591
Net revenues	333,372	83,939	80,118	164,736	172,872

Operating expenses
Casino	80,496	20,611	20,528	42,890	44,291
Gaming taxes	74,961	18,903	17,233	36,065	38,469
Food and beverage	18,530	4,210	4,992	8,907	7,817
Hotel	9,156	2,238	2,192	4,380	4,397
Marketing, advertising, and entertainment	8,287	2,857	1,653	3,149	4,146
Facilities	20,215	4,970	5,248	9,984	9,689
Depreciation and amortization	37,303	8,415	10,225	20,257	10,488
General and administrative expenses	46,072	11,377	8,292	19,310	21,437
Other	282	14	61	120	105
Operating expenses	295,302	73,595	70,424	145,062	140,839
Income from operations	38,070	10,344	9,694	19,674	32,033

Other expenses
Interest expense	(50,167)	(12,330)	(12,355)	(25,425)	(37,489)
Amortization of finance fees	(6,938)	(1,769)	(1,660)	(3,292)	(2,079)
Other expense	(23)	1	8	(21)	(298)
Net (loss) gain on Chapter 11 related reorganization items from fresh start adjustments	(1,149)	-	(61)	317	301,352
Total other (expense) income, net	(58,277)	(14,098)	(14,068)	(28,421)	261,486

(Loss) income before provisions for state income taxes	(20,207)	(3,754)	(4,374)	(8,747)	293,519

Income tax expense – current	(1,859)	(439)	(935)	(1,585)	(1,248)
Income tax benefit (expense) – deferred	(2,812)	(1,682)	(4,289)	(3,562)	(1,350)
Net (loss) income	$(24,878)	$(5,875)	$(9,598)	$(13,894)	$290,921

Loss per share:
Basic	$(295.21)	$(70.50)	$(99.01)	$(160.38)	N/A
Diluted	$(295.21)	$(70.50)	$(99.01)	$(160.38)	N/A

Weighted average common shares outstanding	142,423	144,211	140,291	140,146	N/A
Weighted average common and common equivalent shares outstanding	142,423	144,211	140,291	140,146	N/A

(1) Successor and Predecessor periods represent the Company adopting fresh-start accounting reporting at June 30, 2010.

Greektown Superholdings, Inc.
Consolidated Balance Sheets
(In thousands, except share and per share data)

	December 31,	December 31,
	2011	2010

Assets
Current assets:
Cash and cash equivalents	$50,754	$30,195
Restricted cash	–	5,000
Certificate of deposit	–	534
Accounts receivable – gaming, less allowance for doubtful accounts of $282 and $1,931 in 2011 and 2010, respectively	734	712
Accounts receivable – other, less allowance for doubtful accounts of $101 and $151 in 2011 and 2010, respectively	1,216	1,824
Note receivable	–	2,000
Property tax refund receivable	–	3,451
Inventories	398	383
Prepaid expenses	5,605	2,106
Prepaid Michigan Gaming Control Board annual fee	8,823	8,754
Prepaid municipal service fees	3,346	3,434
Deposits	1,631	3,793
Total current assets	72,507	62,186

Property, building, and equipment, net	317,085	335,608

Other assets:
Financing fees - net of accumulated amortization of $5,086 and $1,680 in 2010 and 2011, respectively	11,571	14,854
Deposits and other assets	30	30
Casino development rights	117,800	117,800
Trade names	26,300	26,300
Rated player relationships - net of accumulated amortization of $20,700 and $6,900 in 2010 and 2011, respectively	48,300	62,100
Goodwill	110,252	110,252

Total assets	$703,845	$729,130

Greektown Superholdings, Inc.
Consolidated Balance Sheets
(In thousands, except share and per share data)

	December 31,	December 31,
	2011	2010

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	15,128	12,068
Taxes payable	–	295
Accrued interest	25,063	25,164
Unsecured distribution liability	–	10,000
Accrued expenses and other liabilities	9,631	9,626
Total current liabilities	49,822	57,153

Long-term liabilities:
Other accrued income taxes	8,871	8,887
Senior secured notes - net	367,748	364,218
Obligation under capital lease	2,489	2,510
Deferred income taxes	10,094	7,282
Total long-term liabilities	389,202	382,897

Total liabilities	439,024	440,050

Shareholders' equity (members' deficit):
Series A-1 preferred stock at $0.01 par value;
1,688,268 shares authorized, 1,463,535 shares issued and outstanding at December 31, 2011 and 2010	185,396	185,396
Series A-2 preferred stock at $0.01 par value;
645,065 shares authorized, 162,255 shares issued and outstanding at December 31, 2011 and 2010	20,551	20,551
Series A-1 preferred warrants at $0.01 par value;
202,511 shares issued and outstanding at December 31, 2011 and 2010	25,651	25,651
Series A-2 preferred warrants at $0.01 par value;
460,587 shares issued and outstanding at December 31, 2011 and 2010	58,342	58,342
Series A-1 common stock at $0.01 par value;
4,354,935 shares authorized, 142,423 and 140,291 shares issued and outstanding at December 31, 2011 and 2010, respectively	1	1
Series A-2 common stock at $0.01 par value; 645,065 shares authorized, no shares issued	–	–
Additional paid-in capital	13,652	13,033
Accumulated deficit	(38,772)	(13,894)
Total shareholders' equity	264,821	289,080
Total liabilities and shareholders' equity	$703,845	$729,130

Greektown Superholdings, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Successor (1)				Predecessor (1)
	Year Ended December 31,	Three Months Ended December 31,	Three Months Ended December 31,	Six Months Ended December 31,	Six Months Ended June 30,
	2011	2011	2010	2010	2010
Operating activities
Net (loss) income	$(24,878)	$(5,875)	$(9,598)	$(13,894)	$290,921
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	37,303	8,415	10,225	20,257	10,488
Amortization of finance fees and accretion of discount on senior notes	6,938	1,769	1,660	3,292	2,079
Chapter 11 related reorganization items	1,149	-	61	(317)	(301,352)
Deferred income taxes	2,812	1,682	3,580	3,562	1,350
Stock compensation	619	219	96	175	-
Changes in current assets and liabilities:		-	-	-	-
Accounts receivable - gaming	(22)	(130)	598	980	1,684
Accounts receivable - other	608	79	(365)	(528)	460
Note receivable	2,000	1,900	-	-	-
Property tax refund receivable	3,451	-	(3,451)	(3,451)	-
State of Michigan gaming tax refundable	-	-	-	5,743	6,585
Inventories	(15)	(4)	(44)	30	20
Prepaid expenses	(1,318)	(10,799)	(7,543)	(5,363)	4,748
Accounts payable	3,060	1,541	(1,494)	5,593	(6,315)
Accrued PIK interest	-	-	-	-	(27,783)
City of Detroit settlement agreement accrual	-	-	-	-	(13,547)
Unsecured distribution liability	(10,000)	-	-	-	-
Accrued interest	(101)	12,513	12,196	25,164	-
Accrued expenses and other liabilities	(447)	(763)	167	(3,823)	14,029
Net cash provided by (used in) operating activities before reorganization costs	21,159	10,547	6,088	37,420	(16,633)
Operating cash flows for reorganization costs	(1,070)	-	(878)	(5,094)	(14,557)
Net cash provided by (used in) operating activities	20,089	10,547	5,210	32,326	(31,190)

Investing activities
Decrease/(increase) in restricted cash	5,000	-	(5,000)	(5,000)	-
Capital expenditures	(15,661)	(5,725)	(4,960)	(9,410)	(5,566)
Disposition of real estate and property	10,681	-	-	-
Redemption of (investment in) certificate of deposit	534	–	(1)	-2	(2)
Net cash provided by (used in) investing activities	554	(5,725)	(9,961)	(14,412)	(5,568)

Financing activities
Proceeds from borrowings on long-term notes payable	-	–	-	-	362,605
Payments on long-term debt	-	–	-	-	(516,328)
Payments on notes payable	-	–	(507)	(983)	(913)
Financing fees paid	(84)	–	(147)	(332)	(16,702)
Proceeds from issuance of stockholders' equity		–	–	–	196,000
Net cash (used in) provided by financing activities	(84)	–	(654)	(1,315)	24,662

Net increase (decrease) in cash and cash equivalents	20,559	4,822	(5,405)	16,599	(12,096)
Cash and cash equivalents at beginning of year	30,195	45,932	35,600	13,596	25,692
Cash and cash equivalents at end of period	$50,754	$50,754	$30,195	$30,195	$13,596

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$50,574	$38	$93	$196	$13,689
Cash paid during the period for income taxes	$2,288	$1,732	$-	$760	$475

(1) Successor and Predecessor periods represent the Company adopting fresh-start accounting reporting at June 30, 2010.

Greektown Superholdings, Inc.
Reconciliation of Net (loss) Income to EBITDA
(In thousands, except share and per share data)

	Successor (1)				Predecessor (1)
	Year Ended December 31,	Three Months Ended December 31,	Three Months Ended December 31,	Six Months Ended December 31,	Six Months Ended June 30,
	2011	2011	2010 (2)	2010	2010
Net (loss)/Income (1)	$(24,878)	$(5,875)	$(9,598)	$(13,894)	$290,921
Interest expense	57,128	14,097	14,005	28,738	39,866
Income tax expense	4,671	2,121	5,224	5,147	2,598
Depreciation and amortization	37,303	8,415	10,226	20,257	10,488
EBITDA (3)	$74,224	$18,758	$19,858	$40,248	$343,873

(1) Successor and Predecessor periods represent the Company adopting fresh-start accounting reporting at June 30, 2010.

(2) EBITDA for the quarter ended December 31, 2010 included income of $3.4 million related to a property tax settlement agreement which retroactively reduced the company’s property tax basis.

(3) EBITDA (earnings before interest, taxes, depreciation and amortization) is a measurement not in accordance with U.S. Generally Accepted Accounting Principles (GAAP) but is commonly used in the gaming industry as a measure of performance and as a basis for valuation of gaming companies. EBITDA is a supplemental financial measure used by management, as well as industry analysts, to evaluate our operations. However, EBITDA should not be construed as an alternative to income from operations (as an indicator of our operating performance) or to cash flows from operating activities (as a measure of liquidity) as determined in accordance with GAAP. All companies do not calculate EBITDA in the same manner. As a result, the Company’s EBITDA may not be comparable to similarly titled measures presented by other companies.